Exhibit 99.4

                 POLLUTION CONTROL INDUSTRIES OF CALIFORNIA, LLC
                          A WHOLLY OWNED SUBSIDIARY OF
                       POLLUTION CONTROL INDUSTRIES, INC.
                              FINANCIAL STATEMENTS

                                  JUNE 30, 2004

                                       AND

                                DECEMBER 31, 2003

                 POLLUTION CONTROL INDUSTRIES OF CALIFORNIA, LLC



                                    CONTENTS



PAGE       1      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE       2      BALANCE SHEETS AS OF JUNE 30, 2004 AND DECEMBER 31, 2003

PAGE       3      STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30,
                  2004 AND YEAR ENDED DECEMBER 31, 2003

PAGE       4      STATEMENT OF CHANGES IN MEMBERS DEFICIENCY FOR THE SIX
                  MONTHS ENDED JUNE 30, 2004 AND YEAR ENDED DECEMBER 31, 2003

PAGE       5      STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30,
                  2004 AND YEAR ENDED DECEMBER 31, 2003

PAGES   6 - 10    NOTES TO FINANCIAL STATEMENTS AS OF JUNE 30, 2004 AND
                       DECEMBER 31, 2003

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of Pollution Controls Industries of California, LLC:

We have audited the accompanying balance sheets of Pollution Controls Industries of California, LLC (the "Company"), a wholly owned subsidiary of Pollution Control Industries, Inc., as of June 30, 2004 and December 31, 2003, and the related statements of operations, changes in member's deficiency, and cash flows for the six months ended June 30, 2004, and for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pollution Controls Industries of California, LLC as of June 30, 2004 and December 31, 2003, and the results of its operations and its cash flows for the six months ended June 30, 2004 and for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


WEINBERG & COMPANY, P.A.


Boca Raton, Florida
April 29, 2005

                 Pollution Control Industries of California, LLC
                          A Wholly Owned Subsidiary of
                       Pollution Control Industries, Inc.
                                 Balance Sheets
                                      As of
                       June 30, 2004 and December 31, 2003



                                                                                June 30,                 December 31,
                                                                                  2004                        2003
                                                                          ---------------------      --------------------
                                     ASSETS
CURRENT ASSETS
Accounts receivable, net                                                  $             769,782      $            516,414
Prepaid and other current assets                                                              -                    12,583
                                                                          ---------------------      --------------------
      Total Current Assets                                                              769,782                   528,997

PROPERTY AND EQUIPMENT - NET                                                            664,473                   777,126

INTANGIBLE ASSET - NET                                                                   93,750                   101,250

ECURITY DEPOSIT                                                                           1,905                     1,905
                                                                          ---------------------      --------------------
TOTAL ASSETS                                                              $           1,529,910      $          1,409,278
                                                                          =====================      ====================

                LIABILITIES AND MEMBER'S DEFICIENCY
CURRENT LIABILITIES
Cash overdraft                                                            $              31,503      $             38,868
Accounts payable                                                                        142,364                   132,796
Accrued expenses                                                                         44,343                    20,398
Obligations under capitalized lease                                                           -                    10,043
Due to affiliates/parent                                                              1,041,208                 1,011,574
Current portion of notes payable                                                        160,488                   174,774
Deposits                                                                                107,500                     7,500
                                                                          ---------------------      --------------------
      Total Current Liabilities                                                       1,527,406                 1,395,953

LONG-TERM LIABILITIES
Facility closure liability                                                               35,846                    34,692
Notes payable, net of current portion                                                   831,417                   907,504
                                                                          ---------------------      --------------------
     Total Liabilities                                                                2,394,669                 2,338,149


MEMBER'S DEFICIENCY                                                                    (864,759)                 (928,871)
                                                                          ---------------------      --------------------

TOTAL LIABILITIES AND MEMBER'S DEFICIENCY                                 $           1,529,910      $          1,409,278
                                                                          =====================      ====================




             See the accompanying notes to the financial statements.

                 Pollution Control Industries of California, LLC
                          A Wholly Owned Subsidiary of
                       Pollution Control Industries, Inc.
                            Statements of Operations
                                     for the
                   Six Months Ended June 30, 2004 and the Year
                             Ended December 31, 2003

                                                                      Six Months Ended                  Year Ended
                                                                        June 30, 2004                December 31, 2003
                                                                   -----------------------      --------------------------
SALES                                                              $             1,559,040      $                2,886,615

COST OF GOODS SOLD                                                               1,154,999                       2,339,835
                                                                   -----------------------      --------------------------

GROSS PROFIT                                                                       404,041                         546,780

OPERATING EXPENSES                                                                 258,139                         626,276
                                                                   -----------------------      --------------------------

OPERATING INCOME (LOSS)                                                            145,902                         (79,496)

OTHER INCOME (EXPENSE)
  Miscellaneous                                                                          -                            (136)
  Interest and financing expenses                                                  (48,762)                       (118,599)
                                                                   -----------------------      --------------------------

Income before taxes on income                                                       97,140                        (198,231)

Taxes on income                                                                     33,028                         (67,398)
                                                                   -----------------------      --------------------------

Net Income (Loss)                                                  $                64,112      $                 (130,833)
                                                                   =======================      ==========================


             See the accompanying notes to the financial statements

                 Pollution Control Industries of California, LLC
                          A Wholly Owned Subsidiary of
                       Pollution Control Industries, Inc.
                  Statements of Changes in Member's Deficiency
                                     for the
           Six Months Ended June 30, 2004 and the Year Ended December
                                    31, 2003



                                                                                           Member's
                                                                                          Deficiency
                                                                                     --------------------
BALANCE JANUARY 1, 2003                                                              $           (798,038)

Net loss for the year ended December 31, 2003                                                    (130,833)
                                                                                     --------------------

BALANCE DECEMBER 31, 2003                                                                        (928,871)

Net income for the six months ended June 30, 2004                                                  64,112
                                                                                     --------------------

BALANCE, JUNE 30, 2004                                                               $           (864,759)
                                                                                     ====================


             See the accompanying notes to the financial statements

                 Pollution Control Industries of California, LLC
                          A Wholly Owned Subsidiary of
                       Pollution Control Industries, Inc.
                            Statements of Cash Flows
                                     for the
      Six Months Ended June 30, 2004 and the Year Ended December 31, 2003

                                                                                      Six months
                                                                                        Ended             Year Ended
                                                                                    June 30, 2004      December 31, 2003
                                                                                -----------------       ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                               $          64,112       $      (130,833)
Adjustments to reconcile net income (loss )
   to net cash provided by operating activities:
Depreciation and amortization expense                                                      37,961               118,900
Provision for facility closure liability                                                    1,154                 1,809
Changes in operating assets and liabilities:
Accounts receivable, net                                                                 (253,368)              661,487
Prepaid and other current assets                                                           12,583                (1,241)
Security deposit                                                                                -                   625
Accounts payable                                                                            9,568              (112,111)
Accrued expenses                                                                           23,945              (206,843)
Deposits                                                                                  100,000                 7,500
Due to affiliates                                                                          88,546              (172,480)
Net cash provided by operating activities                                                  84,501               166,813
                                                                                -----------------       ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                                         (1,488)              (17,142)
Net cash used in investing activities                                                      (1,488)              (17,142)
                                                                                -----------------       ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
(Decrease) increase in cash overdraft                                                      (7,365)                35,335
Principal payments on notes payable                                                       (72,714)              (173,915)
Principal payments on obligation under capitalized lease                                   (2,934)              (11,091)
Net cash used in financing activities                                                     (83,013)              (149,671)
                                                                                -----------------       ---------------

NET INCREASE (DECREASE) IN CASH                                                                 -                      -

CASH - BEGINNING OF PERIOD                                                                      -                      -

CASH - END OF PERIOD                                                            $               -       $             -
                                                                                =================       ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest expense                                                                $          44,542       $       118,599
Income taxes                                                                                2,670                   648

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
-----------------------------------------------------------------------
Transfer of operating equipment to affiliate, net
of accumulated depreciation of $93,469                                          $          83,679        $            -
Transfer of notes payable to affiliate related to operating equipment                      17,659                     -
Transfer of obligation under capitalized lease
to affiliate related to operating equipment                                                 7,109                     -


             See the accompanying notes to the financial statements

                 POLLUTION CONTROL INDUSTRIES OF CALIFORNIA, LLC
                          NOTES TO FINANCIAL STATEMENTS
                    AS OF JUNE 30, 2004 AND DECEMBER 31, 2003


NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Pollution Control Industries of California, L.L.C. (the Company), a single member L.L.C., owns and operates a licensed treatment, storage, transportation, and disposal facility in California for the proper disposal of certain hazardous waste materials. The Company operates under Section 4OCFR, Part 265 of the Federal Environmental Protection Agency Code dealing with the permanent status of such facilities. Commencing October 12, 2000, the Company received a permit to begin operating as a Part B facility. At present, the Company only operates a temporary waste transit facility. The Company does not have any permanent sites or landfills. The Company was formed in 2000 by Pollution Control Industries, Inc. (PCI) as a wholly owned subsidiary. Effective June 23, 2004, PCI sold its membership interest in the Company to General Environmental Management, Inc. for $2.5 million.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Accounts Receivable

Accounts receivable represent amounts billed to customers on an unsecured basis under credit terms customary in the hazardous waste transportation and disposal industry. The Company does not normally charge interest on its trade receivables. Future credit losses are provided for currently through the allowance for doubtful accounts and actual credit losses are charged to the allowance when incurred. The allowance for doubtful accounts is established at a level deemed appropriate by management based on historical loss experience and current economic conditions.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for additions, renewals, and improvements are capitalized. Costs of repairs and maintenance are expensed when incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the lease term or the asset's useful life. Assets are depreciated over the following estimated useful lives:


Operating equipment                              5-7 years
Office equipment                                3-10 years
Buildings                                       10-40 years
Building improvements                            10 years

                 POLLUTION CONTROL INDUSTRIES OF CALIFORNIA, LLC
                          NOTES TO FINANCIAL STATEMENTS
                    AS OF JUNE 30, 2004 AND DECEMBER 31, 2003


Facility closure liability

In accordance with its Part B operating permits, the Company is liable for certain costs involving the ultimate closure of its facility. These expenses include costs of decommissioning, remediation, and incremental direct administration costs of closing the facilities. The Company estimated the present value of the future obligation using a discount rate of 5.5% and inflation rate of 2.5% and accretes the liability over the estimated life of the facility. The discount rate and inflation rate are reviewed by the Company on an annual basis.

In the State of California the environmental regulatory agencies overseeing the Company's operations require the Company to provide assurance that funds will be available for these costs. The Company has surety bonds to cover the ultimate cost of closure of the facility.

Intangible asset

Part B permit costs have been capitalized and are being amortized over 10 years. In addition to amortization, intangible assets are tested at least annually for impairment.

Impairment of long-lived assets

Property and equipment and other long-lived assets, including amortizable intangible assets, are evaluated for impairment, in accordance with SFAS No. 144, whenever events or conditions indicate that the carrying value of an asset may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. Such analyses necessarily involve significant judgment. There were no impairment losses recorded in 2004 or 2003.

Revenue recognition

Revenue is recognized along with the related costs of disposal and transportation at the time of performance of services.

Certain Concentrations

Revenue from two customers represented approximately 27% and 17%, respectively, of total revenue for the six months ended June 30, 2004. Accounts receivables from these customers represented approximately 37% and 15%, respectively, of total accounts receivable at June, 30, 2004. Revenue from two customers represented approximately 17% and 9% of total revenue for the twelve months ended December 31, 2003. Accounts receivables from these customers represented approximately 12% and 13%, respectively, of total accounts receivable at December 31, 2003.

Income taxes

The Company is a wholly owned subsidiary of PCI and is included in the consolidated tax return of PCI. The recognition of taxes is dependent upon the ability of PCI to utilize the Company's taxable income or net operating losses on PCI's consolidated tax return. PCI had sufficient taxable income from sources other than the Company to fully utilize the net operating loss for the year ended December 31, 2003. Therefore, the Company recognized a federal income tax expense of $33,028 for the six months ended June 30, 2004 and a federal income tax benefit of $67,398 for the year ended December 31, 2003. The offsetting liability and asset were recorded to the Due from Affiliate account in the accompanying balance sheets.

The Company is subject to state and local taxes.

                 POLLUTION CONTROL INDUSTRIES OF CALIFORNIA, LLC
                          NOTES TO FINANCIAL STATEMENTS
                    AS OF JUNE 30, 2004 AND DECEMBER 31, 2003


Fair value of financial instruments

The carrying amounts of accounts receivable, cash overdraft, accounts payable, accrued expenses, and due to affiliates approximated fair value at June 30, 2004 and December 31, 2003 because of the short maturities of these instruments. The carrying amounts of long-term debt, including current maturities, and obligations under capitalized leases approximated fair value as of June 30, 2004 and December 31, 2003 based upon terms and conditions available to the Company at those dates in comparison to terms and conditions of its outstanding debt and obligations under capitalized leases.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:


                  Property and equipment                            June 30,              December 31,
                                                                      2004                    2003
----------------------------------------------------------      ----------------      ---------------------
Operating equipment                                             $        256,147      $             433,295
Office equipment                                                          54,559                     53,080
Buildings                                                                528,398                    528,390
Land                                                                      45,966                     45,966
                                                                ----------------      ---------------------
     Total                                                               885,070                  1,060,731
Accumulated depreciation and amortization                               (220,597)                  (283,605)
                                                                ----------------      ---------------------
                          Property and equipment, net           $        664,473      $             777,126
                                                                ================      =====================

Depreciation expense of $30,461 and $103,900 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, is included in the accompanying statements of operations. Operating equipment costing $177,148 and having accumulated depreciation of $93,469 was transferred to PCI in 2004 at its net book value. No gain or loss was recognized on the transfer.

NOTE 3 - INTANGIBLE ASSET

Intangible asset consisted of the following:


                                                                  June 30,                December 31,
                                                                    2004                    2003
--------------------------------------------------------      ----------------      ---------------------
Part B permit                                                 $        150,000      $             150,000
Accumulated amortization of Part B permit                              (56,250)                   (48,750)
                                                              ----------------      ---------------------
                                                              $         93,750      $             101,250
                                                              ================      =====================

Amortization expense of $7,500 and $15,000 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, is included in the accompanying statements of operations.


        Estimated amortization expense for the years ended:
        June 30, 2005                               $      15,000
        June 30, 2006                                      15,000
        June 30, 2007                                      15,000
        June 30, 2008                                      15,000
        June 30, 2009                                      15,000
        Thereafter                                         18,750

                 POLLUTION CONTROL INDUSTRIES OF CALIFORNIA, LLC
                          NOTES TO FINANCIAL STATEMENTS
                    AS OF JUNE 30, 2004 AND DECEMBER 31, 2003

NOTE 4 - NOTES PAYABLE

Notes payable


                                                                                 June 30           December 31,
                                                                                   2004            2003
                                                                             ----------------      -------------------
Two notes payable to bank, secured by all assets, interest payable monthly at the bank's prime rate minus .25% (prime rate was 4.0% at
 June 30, 2004 and December 31, 2003), due October 31, 2005.                 $        991,905      $         1,058,775

Two notes payables, secured by operating equipment, interest payable monthly at 5.4% and 6.9% per annum, due February 15, 2005 and 2006, respectively. These notes and related operating equipment were
 transferred to PCI in 2004.                                                                -                   23,503

                                                                                      991,905                1,082,278
     Less:  current portion                                                          (160,488)                (174,774)
                                                                             ----------------      -------------------
                                                                             $        831,417      $           907,504
                                                                             ================      ===================

Approximate principal repayments are as follows
 as of June 30, 2004:
----------------------------------------------  ----------------
                        June 30, 2005           $        160,488
                        June 30, 2006                    831,417
                                                ----------------
                                                $        991,905
                                                ================

NOTE 5 - CAPITAL LEASE OBLIGATION

The Company leased certain operating equipment under a capital lease with monthly payments of $1,047 per month, including interest at 9.09%per annum. At December 31, 2003, future minimum annual rental payments for the capitalized lease was $10,466, of which $423 represented interest, resulting in the present value of minimum lease payments of $10,043, which was all current. The operating equipment has a basis of $48,745 and amortization of $4,062 and $9,743 is included in operating expenses for 2004 and 2003, respectively. The lease and related operating equipment was transferred to PCI in 2004.

NOTE 6 - FACILITY CLOSURE LIABILITY

Effective in 2000, the Company determined that the facility closure liability related to its Part B facility was $238,400, and is recognizing this cost over the estimated life of the facility of 40 years. The present value of the Company's facility closure liability was $35,846 and $34,692 at June 30, 2004 and December 31, 2003, respectively. Accretion of the liability totaled $1,154 in 2004 and $1,809 in 2003.

NOTE 7 - DUE TO AFFILIATES

The Company utilizes the disposal services of PCI and other subsidiaries of PCI. As such, it has an outstanding liability to PCI and other subsidiaries of PCI in the amounts of $1,041,208 at June 30, 2004 and $1,011,574 at December 31, 2003,
respectively. There are no formal terms for charges for interest or for repayment of these liabilities. In addition, the Company paid $44,000 to a trucking firm owned by principals of PCI in 2003.

                 POLLUTION CONTROL INDUSTRIES OF CALIFORNIA, LLC
                          NOTES TO FINANCIAL STATEMENTS
                    AS OF JUNE 30, 2004 AND DECEMBER 31, 2003




NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company may be involved from time to time in litigation incident to its business. In the opinion of management, these matters will not have a material effect on the Company's financial position.

NOTE 9 - SUBSEQUENT EVENTS

On June 23, 2004, PCI entered into a Membership Interest Purchase Agreement to the sell the Company to General Environmental Management, Inc. (GEM) for the aggregate sale price of $2,500,000.